                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 30, 1997



                             BUSH INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                     1-8884                    16-0837346
- -----------------            ----------------            ----------------
(State or other              (Commission File            (I.R.S. Employer
jurisdiction                     Number)                  Identification
of incorporation)                                              No.)
- -----------------            ----------------            ----------------



                                One Mason Drive
                                  P.O. Box 460
                         Jamestown, New York 14702-0460
                    ----------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (716) 665-2000



                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

  Item 5.  Other Events.

       On June 30, 1997, Bush Industries, Inc. (the "Registrant"), through its wholly-owned subsidiary, Bush Beteiligungsgesellschaft mbH ("BBG"), a German corporation, acquired a 51% interest in the Rohr Gruppe, a German furniture manufacturer. The purchase price consisted of an aggregate 123,075 shares of the Registrant's Class A Common Stock (the "Bush Shares") and debt financing. The Bush Shares were valued in the aggregate at approximately $3,000,000, based upon the closing price for such Bush Shares, as reported on the New York Stock Exchange as of the trading date immediately preceding the consummation
  of the transaction.   All of such Bush Shares are being held in escrow for
  three years to secure any indemnification claims under the Purchase Agreement (the "Agreement").

       The Rohr Gruppe consisted of limited partnerships and corporate entities, which were reorganized prior to the acquisition of the same by the Registrant into a limited partnership. The limited partnership's name was subsequently changed to Rohr-Bush GmbH & Co. ("Rohr-Bush"). The Registrant also acquired, through BBG, a 51% equity interest in Rohr-Bush Management GmbH, a German corporation and the sole general partner of Rohr-Bush.

  Item 7. Financial Statements and Exhibits.

       (c)  Exhibits.

            2.1   Purchase Agreement, dated as of June 30, 1997

            2.2   Omitted Schedules

                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 BUSH INDUSTRIES, INC.



                                 By: /s/ Robert L. Ayres
                                    ------------------------------------------
  Date: September 9, 1997           Robert L. Ayres, Chief Financial Officer,
       ---------------------        Chief Operating Officer and Executive Vice
                                    President